UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
Form 8-K
Current Report
_____________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 1, 2019
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)
_____________________________

North Carolina	1-10853	56-0939887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem,	North Carolina	27101
(Address of principal executive offices)		(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 par value	BBT	New York Stock Exchange
Depositary Shares of Series D Non-Cumulative Perpetual Preferred Stock (1)	BBT PrD	New York Stock Exchange
Depositary Shares of Series E Non-Cumulative Perpetual Preferred Stock (1)	BBT PrE	New York Stock Exchange
Depositary Shares of Series F Non-Cumulative Perpetual Preferred Stock (1)	BBT PrF	New York Stock Exchange
Depositary Shares of Series G Non-Cumulative Perpetual Preferred Stock (1)	BBT PrG	New York Stock Exchange
Depositary Shares of Series H Non-Cumulative Perpetual Preferred Stock (1)	BBT PrH	New York Stock Exchange
(1) Each depositary share represents a 1/1,000th interest in a share of the respective series of preferred stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events

On August 1, 2019, BB&T Corporation ("BB&T") issued a press release announcing that it will redeem all outstanding shares of its 5.850% Series D Non-Cumulative Perpetual Preferred Stock ("Series D Preferred Stock") and the corresponding depositary shares representing fractional interests in the Series D Preferred Stock ("Series D Depositary Shares"). BB&T will also redeem all outstanding shares of its 5.625% Series E Non-Cumulative Perpetual Preferred Stock ("Series E Preferred Stock") and the corresponding depositary shares representing fractional interests in the Series E Preferred Stock ("Series E Depositary Shares").

The Series D Depositary Shares (NYSE: BBT PRD, CUSIP: 054937206), each representing a 1/1,000th interest in a share of Series D Preferred Stock, and the Series E Depositary Shares (NYSE: BBT PRE, CUSIP: 054937404), each representing a 1/1,000th interest in a share of Series E Preferred Stock, will be redeemed simultaneously with the redemption of the Series D Preferred Stock and Series E Preferred Stock, respectively, in each case at a redemption price of $25 per depositary share (equivalent to $25,000 per share of preferred stock). All 23 million outstanding Series D Depositary Shares, and all 46 million outstanding Series E Depositary Shares, will be redeemed on the dividend payment date of September 1, 2019.

Regular dividends on the outstanding shares of the Series D Preferred Stock and Series E Preferred Stock will be paid separately to holders of record as of August 14, 2019. On and after the redemption date, all dividends on the shares of Series D Preferred Stock and Series E Preferred Stock will cease to accrue. In addition, since September 1, 2019, is not a business day, the redemption price per preferred share, redemption price per depositary share and regular quarterly dividends for each of the Series D Preferred Stock and Series E Preferred Stock will be paid on the next succeeding business day, September 3, 2019.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated August 1, 2019
101.INS	XBRL Instance Document – the instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase.
101.LAB	XBRL Taxonomy Extension Label Linkbase.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase.
101.DEF	XBRL Taxonomy Definition Linkbase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: August 1, 2019